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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803, 33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708, 33-72158, 033-55265 (Post-Effective Amendment No. 1), 033-60379, 033-63547, 333-11639, 333-15923, 333-29099, 333-70459, 333-74371, 333-34726, 333-44508, 333-50992, 333-59504, 333-64988, 333-76764 and 333-109983 of 3Com Corporation on Form S-8 of our report dated July 19, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in this Annual Report on Form 10-K of 3Com Corporation for the year ended May 28, 2004.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 5, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM